UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c).        Appointment of Certain Officers

On October 24, 2007, Outdoor Channel Holdings, Inc. (the “Company”) appointed Shad Burke as its Chief Accounting Officer. A copy of the Company’s press release issued on October 24, 2007 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Burke’s base salary is $225,000 per annum, and he is eligible to an annual bonus of up to 40% of his base salary. Mr. Burke is eligible to receive a cash bonus of $50,000 in 2007. In connection with his employment, Mr. Burke will enter into the Company’s standard change of control and indemnification agreements provided to senior executives. Subject to approval by the Company’s Board of Directors, Mr. Burke will be granted 50,000 Restricted Shares vesting 20 % each year over a five-year period with 100% accelerated vesting upon a change of control.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Outdoor Channel Holdings, Inc. News Release issued October 24, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: October 30, 2007	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer/General Counsel